August 25, 2004





To Our Shareholders:

DPL Inc. continues to work with its independent auditors to finalize its certified financial statements. As a follow-up to our press release dated August 2nd, the Board would like to emphasize that dividends are not being discontinued; however, the Board has not set the declaration or payment dates pending our receipt of certified financial statements from our auditors. As soon as DPL Inc. has filed its required SEC reports, the Company intends to resume its regular quarterly dividends, including the payments normally made in June and September but delayed pending the filing of the reports.

We also note that the Company has the liquidity to meet all of its near-term operating requirements. As of July 30, 2004, the Company had approximately $170 million in cash and $80 million in public securities to meet its liquidity needs.

Please take a moment to read the enclosed news release that was distributed on August 2, 2004. We regret the delay of the dividend payments and hope that the enclosed information is helpful.

                            Sincerely,




                            Pamela Holdren, Treasurer and
                            Interim Chief Financial Officer